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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated February 25, 2011, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the Annual Report of NorthStar Realty Finance Corp. on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statements (Forms S-8 No. 333-120025, effective April 13, 2007 and No. 333-143549, effective June 6, 2007) pertaining to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan, as amended, Registration Statement (Form S-8 No. 333-132891, effective March 31, 2006) pertaining to the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan, Registration Statements (Forms S-3 No. 333-132890, effective April 26, 2006 and No. 333-157749, effective May 12, 2009) pertaining to the NorthStar Realty Finance Corp. shelf registrations entitling the holders to purchase common stock, preferred stock, depositary shares, debt securities, warrants or units, as amended, Registration Statement (Form S-3 No. 333-142057, effective April 27, 2007) pertaining to the NorthStar Realty Finance Corp. Dividend Reinvestment and Stock Purchase Plan Program, and Registration Statements (Forms S-3 No. 333-146679, effective October 24, 2007 and No. 333-152545, effective August 7, 2008) pertaining to the NorthStar Realty Finance Corp. resale registration of common stock.

/s/ GRANT THORNTON LLP

New York, New York
February 25, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM